Exhibit 3.2

BY - LAWS

OF

BUTLER INTERNATIONAL, INC.

(A Maryland Corporation)

As Amended

ARTICLE 1

Stockholders

SECTION 1. Annual Meeting. The first annual meeting of stockholders shall be held on June 25, 1987. Commencing with the year 1988, annual meetings of stockholders shall be held once each year on or after April 15 of each such year, at such time as shall be set or provided for by the Board of Directors or, if not so set or provided for, then as stated in the notice of meeting. At each such meeting, the stockholders shall elect one class of Directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of stockholders may be held on such date and at such time as shall be set or provided for by the Board of Directors or, if not so set or provided for, then as stated in the notice of meeting. The notice of meeting shall state the purpose or purposes for which the special meeting is called.

SECTION 3. Place of Meetings. All meetings of stockholders shall be held at such place in the United States as is set or provided for by the Board of Directors or, if not so set or provided for, then as stated in the notice of meeting.

SECTION 4. Quorum. At any meeting of stockholders a majority of the outstanding shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum. If such majority shall not be present or represented at any meeting of the stockholders, a majority of the shares of stock present in person or represented thereat shall have the power to adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5. Organization. At any meeting of the stockholders, in the absence of the Chairman of the Board of Directors, if any, and of the President or a Vice President acting in his stead, the stockholders shall choose a chairman to preside over the meeting. In the absence of the Secretary or an Assistant Secretary, acting in his stead, the chairman of the meeting shall appoint a secretary to keep the record of all the votes and minutes of the proceedings.

Exhibit 3.2

SECTION 6. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument executed in writing by such stockholder or his duly authorized attorney-in-fact and bearing a date notmore than eleven (11) months prior to said meeting, unless otherwise provided in the proxy.

SECTION 7. Voting. At any meeting of the stockholders, every stockholder shall be entitled to one vote or a fractional vote on each matter submitted to a vote for each share or fractional share of stock standing in his name on the books of the Corporation as of the close of business on the record date for such meeting. Unless the voting is conducted by inspectors, all questions relating to the qualification of voters, validity of proxies and acceptance or rejection of votes shall be decided by the chairman of the meeting.

SECTION 8. Record Date: Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in case of a meeting of stockholders not less then ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

SECTION 9. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

SECTION 10. Transfer of Shares. No transfer of shares shall be valid or shall be registered on the stock transfer books, without the order of the Board of Directors, of any shares upon which any assessments have been levied and are unpaid, or the holders of which are indebted to the Corporation, directly or indirectly, on any account whatever.

ARTICLE II

Board of Directors

SECTION 1. Number, Qualification, Tenure and Vacancies. The number of directors shall be five, which number may be increased or decreased as provided herein. The number of directors may be increased or decreased by the amendment of this section, which amendment shall be accomplished by an affirmative vote of at least 75% of the Directors. However, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of

Exhibit 3.2

Directors shall never be less than three (3) or more than twelve (12). If the number of Directors is increased, the additional Directors thus created may be elected by a majority vote of the entire Board of Directors. If additional Directors are not so elected by a majority vote of the entire Board of Directors, they shall be elected by the stockholders at their next annual meeting. Any vacancy occurring for any cause other than an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. A Director elected by the Board of Directors to fill a vacancy, for any cause, shall be elected to hold office until the next annual meeting of stockholders, or until his successor is elected and qualifies, or until such Director's earlier death, resignation, retirement or removal.

The Board of Directors at its first meeting after the adoption of these Amended By-Laws shall classify the Directors with respect to the period of time for which they shall serve into four classes, each consisting as nearly as possible of one fourth of the total number of Directors. The Director(s) in the first class shall serve until the first annual meeting next ensuing after the organization of the corporation; and the Director(s) in the second, third and fourth classes shall serve until the second, third and fourth annual meetings respectively; and at each annual election held after the organization of the Corporation, the successors to the class of Directors whose terms shall expire in that year shall be elected to hold office for a full term of four years, so that the term of office of one class of Directors shall expire in each year.

In the event that the number of Directors increases, the Board shall reclassify the Directors into as many classes as there are Directors up to five classes, and shall extend the tenure of each classification to correspond with the number of classes, so that the term of one shall expire each year. Whenever under the provisions hereof, the number of Directors is increased and vacancies caused by such increase are filled by the Board of Directors, the Board of Directors in filling such vacancies shall classify such Directors so elected in accordance with the provisions hereof so that each of the classes shall contain as nearly equal numbers as possible. Whenever, under the provisions hereof, the number of Directors is decreased by a vote of 75% of the entire Board to take effect while the number of Directors whose terms of office have not expired exceeds the number of Directors to which the Board is decreased, the Board shall determine when the term of office of the Directors in excess of such decreased number shall expire and shall , if necessary, reclassify the remaining Directors so that each of the classes shall contain as nearly equal number as possible, provided that the term of office of no Director shall be extended to a period which shall be more than five years from the date of his last election and qualification, and provided further that the tenure of office of any existing Director is not decreased. In the event that the number of Directors is three, four, or five, the number of classes of Directors shall equal the number of Directors.

Directors need not be residents of Maryland or stockholders of the Corporation.

This section may be altered, amended, or repealed only by an affirmative vote of at lease 75% of the Directors then in office.

Exhibit 3.2

SECTION 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by agreement or fixed by resolution of the Board of Directors.

SECTION 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or President and shall be called by the Secretary upon the written request of any two (2) directors.

SECTION 4. Notice of Meetings. Except as otherwise provided in these By-Laws, notice need not be given of regular meetings of the Board of Directors held at times fixed by agreement or resolution of the Board of Directors. Notice of Special meetings of the Board of Directors, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each director. Notice to a director may be given personally, by telegram, cable or wireless, by telephone, by mail or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Director at his address as it appears on the records of the Corporation. Meetings may be held at any time without notice if all the Directors are present, or if those not present waive notice of the meeting in writing. If the President shall determine in advance that a quorum would not be present on the date set for any regular or special meeting, such meeting may be held at such later date, time and place as he shall determine, upon at least twenty-four (24) hours notice.

SECTION 5. Quorum. A majority of the Directors then in office, at a meeting duly assembled, but not less than one-third of the entire Board of Directors nor in any event less than two Directors, shall constitute a quorum for the transaction of business. The vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws. If at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

SECTION 6. Removal. Before expiration of his term, a Director may only be removed for cause and for no other reason. A director may be removed for cause at any meeting of stockholders, duly called and at which a quorum is present, by the affirmative vote of the holders of 80% of the votes entitled to be cast thereon. At such meeting, after the removal of a Director, the stockholders may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors. This section may be altered, amended, or repealed only by an affirmative vote of at least 75% of the Directors then in office.

SECTION 7. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, from time to time appoint from among its members one or more committees as it may determine. Each committee appointed by the Board of Directors shall be composed of two (2) or more directors and may, to the extent provided in such

Exhibit 3.2

resolution, have and exercise all the powers of the Board of Directors, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholder approval. Each such committee shall serve at the pleasure of the Board of Directors. Each such committee shall keep a record of its proceedings and shall adopt its own rules for procedure. It shall make such reports as may be required by the Board of Directors.

SECTION 8. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors where the stockholder complies with the requirements of this Section. Nominations, other than those made by or on behalf of the existing Board of Directors of the Company, shall be made by notification in writing by personal delivery or by certified mail to each of the President and Secretary of the Company, not less than sixty (60) days or more than ninety (90) days in advance of the meeting to elect persons to the Board of Directors; provided that if the annual meeting of stockholders is held earlier than the first Friday in the month of April, such notice must be given on or before the later of (x) the date sixty (60) days prior to the earlier date of the annual meeting and (y) the date ten (10) days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the annual meeting.

Such written notification shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address, and business address of each proposed nominee and of each such person; (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or any attorney or firm with whom he has an office relationship as partner, associate, employee, or otherwise, is an attorney for any competitor, affiliate or subsidiary thereof; (d) a statement as to each proposed nominee and a statement as to each such person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of the stock of the company owned beneficially, directly or indirectly, by each proposed nominee and each such person or by members of their families residing with them and the names of the registered owners thereof; (f) the amount of stock of the Company owned of record but not beneficially by each proposed nominee and each such person or by members of their families residing with them and the names of the beneficial owners thereof; (g) if any shares specified in (e) or (f) above were acquired in the last two years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the Company specified in (e) or (f) above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such

Exhibit 3.2

borrowings and the names of the lenders; (i) the details of any contract, arrangement or understanding relating to the securities of the Company, to which each proposed nominee or to which each such person is a party such as joint venture or option arrangements, puts or calls, guarantees against loss, or guarantees of profit or arrangements as to the division of losses or profits or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any other contract technical service corporation, affiliate or subsidiary thereof or with any officer, director, employee, agent, nominee, attorney, or other representative thereof; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the Company will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction of a felony that occurred during the preceding ten years involving the unlawful possession, conversion or appropriation of money or other property, or the payment of taxes; (n) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his family residing with him, in any competitor, affiliate or subsidiary thereof; (o) a representation that such person is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (p) such other information regarding each nominee proposed and each such person as would be required to be disclosed in solicitation of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (q) the written consent of each nominee to be named in a proxy statement and to serve as a Director of the Company if so elected, and written acknowledgment by the nominee that the nominee will not require Directors' and Officers' liability insurance to serve as a Director of the Company if so elected. No person shall be eligible to serve as a Director of the company unless nominated in accordance with the procedures set forth in this Section. If the Chairman of the stockholders' meeting shall determine that a nomination was not made in accordance with the procedures prescribed by this section or any other applicable section of the By-Laws, he shall so declare to the meeting and the defective nomination shall be disregarded. This section may be altered, amended or repealed only by an affirmative vote of at least 75% of the Directors then in office.

SECTION 9. Qualification. No person shall be a member of the Board of Directors (a) who has either (i) not, for four (4) consecutive years within the last five (5) years before the date of nomination, been a director of a publicly-held corporation which had revenues in excess of $200,000,000 in those fiscal years in which such person was a director, or (ii) not been a

Exhibit 3.2

director of a corporation which at the time of such directorship such corporation was a wholly-owned, direct or indirect subsidiary of the Company which subsidiary had revenues in excess of $50,000,000 in the fiscal years in which such person was a director; or (b) who is, or within three (3) years before the time of nomination, was a party adverse to the Company or any of its subsidiaries in any material legal proceeding, or has, or within three (3) years before the time of nomination, has had an interest adverse to the Company or any of its subsidiaries in any existing or threatened material legal proceeding; or (c) who is, or within three (3) years before the time of nomination, was an officer, director, agent, consultant or otherwise employed by a competitor of the Company.

This section may be altered, amended or repealed only by an affirmative vote of at least 75% of the Directors then in office.

ARTICLE III

Officers

SECTION 1. Offices. The elected officers of the Corporation shall be the President, the Secretary and the Treasurer, and may also include one or more Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may determine. The Board of Directors may elect one of its members as Chairman of the Board. The President shall be chosen from among the directors. Any two or more offices may be held by the same person, except that no person may hold both the office of President and the office of Vice President. A person who holds more than one office in the Corporation shall not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

SECTION 2. Election, Term of Office and Vacancies. The elected officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors after each annual meeting of the stockholders. Additional officers may be elected at any regular or special meeting of the Board of Directors to serve until the first regular meeting of the Board held after the next annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation, retirement or removal. If any office becomes vacant, the vacancy shall be filled by the Board of Directors.

SECTION 3. Chairman of the Board. Except as otherwise provided in these By-Laws, in the event the Board of Directors elects a Chairman of the Board of Directors, he shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Exhibit 3.2

SECTION 4. President. The President shall be the Chief Executive Officer of the Corporation and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. He shall perform the duties of the Chairman of the Board of Directors in the event there is no Chairman or in the event the Chairman is absent.

SECTION 5. Vice Presidents. A Vice President shall perform such duties as may be assigned by the President or the Board of Directors. In the absence of the President and in accordance with such order of priority as may be established by the Board of Directors, he may perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 6. Secretary. The Secretary shall: (a) keep the minutes of the stockholders' and Board of Directors' meetings in one or more books provided for that purpose, and shall perform like duties for committees when requested; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized or required by law; and (d) in general perform all duties incident to the office of Secretary and such other duties as may be assigned by the President or the Board of Directors.

SECTION 7. Assistant Secretaries. One or more Assistant Secretaries may be elected by the Board of Directors or appointed by the President. In the absence of the Secretary and in accordance with such order as may be established by the Board of Directors, an Assistant Secretary shall have the power to perform his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant Secretaries shall perform such other duties as may be assigned to them by the President or the Board of Directors.

SECTION 8. Treasurer. The Treasurer: (a) shall be the principal financial officer of the Corporation; (b) shall see that all funds and securities of the Corporation are held by the custodian of the Corporation's assets, and (c) in the absence of a Controller, shall also be the principal accounting officer of the Corporation.

SECTION 9. Assistant Treasurers. One or more Assistant Treasurers may be elected by the Board of Directors or appointed by the President. In the absence of the Treasurer and in accordance with such order as may be established by the Board of Directors, an Assistant Treasurer shall have the power to perform his duties. Assistant Treasurers shall perform such other duties as may be assigned to them by the President or by the Board of Directors.

Exhibit 3.2

SECTION 10. Other Officers. The Board of Directors may appoint or may authorize the Chairman of the Board or the President to appoint such other officers and agents as the appointer may deem necessary and proper, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the appointer.

SECTION 11. Bond. If required by the Board of Directors, the Treasurer, the Controller, and such other directors, officers, employees and agents of the Corporation as the Board of Directors may specify, shall give the Corporation a bond in such amount, in such form and with such security, surety or sureties, as may be satisfactory to the Board of Directors, conditioned on the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, or removal from their office of all books, papers, vouchers, monies, securities and property of whatever kind in their possession belonging to the Corporation. All premiums on such bonds shall be paid by the Corporation.

SECTION 12. Removal. Any officer of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the officer so removed.

SECTION 13. Indemnification. Each present or former director, officer, agent and employee of the Corporation or any predecessor or constituent corporation, and each person who, at the request of the Corporation, serves or served another business enterprise in any such capacity, and the heirs and personal representatives of each of the foregoing, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses, including without limitation amounts of judgments, fines, amounts paid in settlement, attorneys' and accountants' fees, and costs of litigation, which shall necessarily or reasonably be incurred by him in connection with any action, suit or proceeding to which he was, is or shall be a party, or with which he may be threatened, by reason of his being or having been a director, officer, agent or employee of the Corporation or such predecessor or constituent corporation or such business enterprise, whether or not he continues to be such at the time of incurring such expenses. Such indemnification may include without limitation the purchase of insurance and advancement of any expenses.

ARTICLE IV

General Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be established by the Board of Directors.

SECTION 2. Amendments. Unless otherwise provided in these By-Laws or the Articles of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.